Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nxu, Inc. of our report dated March 16, 2023, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph related to the ability to continue as a going concern), which appears in the Nxu, Inc. Form 10-K, for the year ended December 31, 2022.

/s/ Prager Metis CPAs, LLP

El Segundo, CA

May 17, 2023